Exhibit 99.1

News Release	2008-18

Intelsat Announces Commencement of Change of Control Offer

Pembroke, Bermuda, April 4, 2008

Intelsat, Ltd., the world’s leading provider of fixed satellite services, today announced that its indirect wholly-owned subsidiary, Intelsat Intermediate Holding Company, Ltd.
(“Intelsat Intermediate Holdco”), is offering to purchase for cash any and all of its outstanding 9 1 /4% Senior Discount Notes due 2015 (the “Notes”) at a purchase price of
$869.32944 for each $1,000 principal amount at maturity of Notes validly tendered
(which represents 101% of the Accreted Value, as defined in and calculated in accordance with the indenture governing the Notes).

Intelsat Intermediate Holdco is required by the terms of the indenture governing the
Notes to make this offer as a result of the previously announced acquisition (the
“Acquisition”) of Intelsat Holdings, Ltd., the indirect parent of Intelsat, Ltd., by Intelsat
Global Subsidiary, Ltd. (formerly known as Serafina Acquisition Limited), a direct wholly-owned subsidiary of Intelsat Global, Ltd. (formerly known as Serafina Holdings
Limited), an entity formed by funds advised by BC Partners Holdings Limited, Silver
Lake Partners and certain other equity investors. The Acquisition constitutes a change of control under the indenture governing the Notes.

The terms of the change of control offer are described in a Notice of Change of Control and Offer to Purchase, dated April 4, 2008, and the Letter of Transmittal related thereto, which will be distributed to holders of the Notes.

The change of control offer will expire at 5:00 p.m., New York City time, on May 29,
2008, and will have a settlement date of June 3, 2008 (the “Settlement Date”). Holders whose Notes are accepted for payment pursuant to the offer will receive 101% of the
Accreted Value of such Notes on the Settlement Date.

Intelsat Intermediate Holdco has retained Wells Fargo Bank, National Association to act as Depositary in connection with the change of control offer for the Notes.

This announcement does not constitute an offer to buy, or a solicitation of any offer to sell, the Notes. No recommendation is made by Intelsat, Ltd. or Intelsat Intermediate
Holdco as to whether or not holders of the Notes should tender their Notes pursuant to the change of control offer. The change of control offer is being made only by means of the Notice of Change of Control and Offer to Purchase for the Notes.

About Intelsat

Intelsat is the leading provider of fixed satellite services (FSS) worldwide, delivering advanced transmission access for information and entertainment to some of the world’s leading media and network companies, multinational corporations, Internet service providers and governmental agencies. Intelsat also offers seamless service for voice, data and video transmission unmatched in the industry. With the globalization of content, broadband, telecom, HD and IPTV fueling next-generation growth, the ever expanding universe of satellite services are the cornerstones of today’s Intelsat. Real-time, advanced communications with people anywhere in the world is closer, by far.

Contact
Dianne VanBeber dianne.vanbeber@intelsat.com
+1 202 944 7406

Intelsat Safe Harbor Statement: Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2007 and Intelsat’s other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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